For immediate release:

CONTACT:  Thomas F. Hoffman – CONSOL Energy Inc. - (412) 831-4060

          Ann Tanabe - Synthesis Energy Systems, Inc. - (713) 579-0600

 CONSOL Energy and Synthesis Energy Systems Announce Funding of Front-End Engineering Design Package for West Virginia Coal Gasification Project

Plant Expected to Produce Gasoline and Methanol

PITTSBURGH, Pa. and HOUSTON, Tx. (July 28, 2008) – CONSOL Energy Inc. (“CONSOL”) (NYSE: CNX), the nation’s largest producer of bituminous coal, and  Synthesis Energy Systems Inc. (“SES”) (NASDAQ:SYMX), a global industrial gasification company, intend to develop through a joint venture their first U.S. coal gasification and liquefaction plant to be located in West Virginia. CONSOL (through its subsidiary Terra Firma Company) and SES have formed Northern Appalachia Fuel LLC (“NAF”), as the company through which the development will occur.

The Board of Directors of CONSOL and SES have authorized funds for development activities, including the front-end engineering design (“FEED”) package.  Each member company will contribute equally to this phase of the project.  NAF is finalizing agreements with Aker Solutions US Inc., a subsidiary of Aker Solutions ASA (OSL: AKSO), to perform the FEED. The FEED will include a carbon management strategy that will focus on carbon sequestration in a deep saline aquifer.  At a later date, NAF will file for environmental and other permits necessary for the construction of the plant.

CONSOL and SES propose to site the plant near Benwood, West Virginia, south of Wheeling.  It is expected that the plant will be a ‘mine mouth’ facility with feedstock supplied directly from CONSOL’s nearby Shoemaker complex.  The feedstock will be a blend of run of mine coal and coal otherwise not recovered in the normal preparation process. Coal will be converted to syngas utilizing SES’s proprietary U-GAS® technology.  It is expected that the syngas will be used to produce approximately 720,000 metric tons per year of methanol that can be used as a feedstock for the chemical industry.  It is also expected that the project will be capable of converting methanol production to approximately 100 million gallons/year of 87 octane gasoline.  NAF is currently negotiating with ExxonMobil Research and Engineering to license their proprietary methanol-to-gasoline technology. As envisioned, the project will include a river terminal facility, where products will be stored in tanks for off-loading into barges for ultimate delivery.

CONSOL and SES also have signed a memorandum of understanding (“MOU”) with the State of West Virginia and its partner, the Regional Economic Development Partnership (“RED”), a private West Virginia non-profit development corporation focused on generating business opportunities through job creation and economic stimulus in the Ohio, Marshall and Wetzel counties of West Virginia.  Under the provisions of the MOU, the State and RED will provide financing and tax incentives to the project over a 10-year period.

“This project has the potential to transform West Virginia from a major coal producing state to a national energy center as well,” said J. Brett Harvey, CONSOL Energy President and Chief Executive Officer.  “By converting some of our region’s abundant, high-Btu coal into gases and liquids, not only will we create economic value for the state, but we will help West Virginia become the linchpin of American energy security.”

Harvey thanked both the State of West Virginia and the RED for their assistance and support of the project. “In every conversation I have had with Governor Manchin in recent years, we have talked about ways to leverage West Virginia’s coal position into a national energy leadership position --  a position in which jobs, economic growth, and the enhancement of American energy security flow from the harnessing of West Virginia’s resources and the ‘can-do’ attitude of its people, ” Harvey said.  “His vision is sound.  With West Virginia’s help, our success with this plant will make the vision a reality.”

“We are proud of the progress we have made to-date toward the development of the first industrial size U-GAS® gasification plant in the United States and we appreciate the support that the State of West Virginia and the RED have demonstrated for this initiative,” said Tim Vail, President and Chief Executive Officer of SES.  “Together with our partner, CONSOL Energy, SES will be taking a first step toward securing energy independence in the U.S. as we convert raw and residual coal from CONSOL’s Shoemaker mine and plant into gasoline in an environmentally responsible and cost efficient manner,” Vail added.

“It’s clearer than ever that one of the biggest issues our state and country faces is meeting our energy needs,” said West Virginia Gov. Joe Manchin. “Technological solutions like this plant at Benwood will lead to more environmentally friendly ways to use our coal and hold the key to America’s energy security. I am committed to making West Virginia the leader in clean coal technology and the construction of clean coal power and fuel liquefaction plants. We have the resources and expertise to realize our goal.”

Both of West Virginia’s United States Senators voiced their support as well.  “America cannot meet its energy needs,” said Senator Robert C. Byrd. “West Virginia has the coal, the brains, and the determination to meet that challenge and demonstrate to the world that we intend to be part of the solution.”

Senator Jay Rockefeller also added his support. “We are in the midst of a serious energy crisis in America.  Today, with this project and others in the works, West Virginia is announcing to the world that we’re not waiting around anymore,” Rockefeller said.

“We’re getting started with a CTL plant that will create jobs, meet modern environmental standards, and develop our most abundant domestic resource – coal.  This plant will help put our state on the path to energy security and greater economic growth.”

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About CONSOL Energy:
CONSOL Energy Inc., a high-Btu bituminous coal and coal bed methane company, is a member of the Standard & Poor’s 500 equity index and has annual revenues of $3.8 billion.  It has 17 bituminous coal mining complexes in six states and reports proven and probable coal reserves of 4.5 billion tons.  In addition, the company is a majority shareholder in one of the largest U.S. producers of coalbed methane gas, CNX Gas Corporation.  CONSOL Energy was named one of America’s most admired companies in 2005 by Fortune magazine.  It received the U.S. Department of the Interior’s Office of Surface Mining National Award for Excellence in Surface Mining for the company’s innovative reclamation practices in 2002, 2003 and 2004. In 2002, the company received a U.S. Environmental Protection Agency Climate Protection Award.

About Synthesis Energy Systems, Inc.:
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statement – CONSOL Energy
 Various statements in this document, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995). The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  These risks, uncertainties and contingencies include, but are not limited to: reliance on customers extending existing contracts or entering into new long-term contracts for coal; reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge and other systems that deliver our coal, or pipeline systems which deliver our gas; a loss of our competitive position because of the competitive nature of the coal industry and the gas industry, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our inability to hire qualified people to meet replacement or expansion needs; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion; the inability to produce a sufficient amount of coal to fulfill our customers’ requirements which could result in our customers initiating claims against us; the risks inherent in coal mining being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, accidents and weather conditions which could cause our results to deteriorate; increases in the price of commodities used in our mining operations and could impact our cost of production; obtaining governmental permits and approvals for our operations; the effects of government regulation; the effects of stringent federal and state safety regulations; the effects of mine closing, reclamation and certain other liabilities; uncertainties in estimating our economically recoverable coal and gas reserves; we do not insure against all potential operating risks; the outcomes of various legal proceedings, which proceedings are more fully described in our reports filed under the Securities Exchange Act of 1934; increased exposure to employee related long-term liabilities; our participation in multi-employer pension plans may expose us to obligations beyond the obligation to our employees; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan; our ability to comply with laws or regulations requiring that we obtain surety bonds for workers’ compensation and other statutory requirements; acquisitions that we recently have made or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made; the anti-takeover effects of our rights plan could prevent a change of control; risks in exploring for and producing gas; new gas development projects and exploration for gas in areas where we have little or no proven gas reserves; the availability of field services, equipment and personnel for drilling and producing gas; replacing our natural gas reserves which if not replaced will cause our gas reserves and gas production to decline; costs associated with perfecting title for gas rights in some of our properties; we need to use unproven technologies to extract coalbed methane on some of our properties; location of a vast majority of our gas producing properties in three counties in southwestern Virginia, making us vulnerable to risks associated with having our gas production concentrated in one area; other persons could have ownership rights in our advanced gas extraction techniques which could force us to cease using those techniques or pay royalties; the coalbeds from which we produce methane gas frequently contain water that may hamper production; and other factors discussed in our 2007 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Forward Looking Statements - SES

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SES expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansions and growth of the Company’s business and operations, plans expansion and growth of the project, quantity of methanol production, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by SES in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the project’s early stage of development, estimates of resources needed to fund the project, successful completion of the FEED, availability of financing and tax incentives and the ability to successfully license methanol-to-gasoline technology. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct. SES has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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